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                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333 xxxx) and related Prospectus of Commerce Bancorp, Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000 with respect to the consolidated financial statements of Commerce Bancorp, Inc. and Subsidiaries, included in its Annual Report (Form 10-K), for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

Ernst & Young LLP

Philadelphia, Pennsylvania
May 10, 2000